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                                                                EXHIBIT_99.14(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Gartmore Variable Insurance Trust of our report dated February 14, 2003 relating to the financial statements and financial highlights which appear in the December 31, 2002 annual report to the shareholders of Montgomery Variable Series: Emerging Markets Fund.


PricewaterhouseCoopers LLP

San Francisco, California
April 23, 2003